[Filed Pursuant to Rule 433]

Term Sheet

RALI Series 2006-QS9 Trust

Mortgage Pass-Through Certificates,

Series 2006-QS9

Residential Accredit Loans, Inc.

Depositor

Residential Funding Corporation

Sponsor and Master Servicer

Deutsche Bank Trust Company Americas

Trustee

Deutsche Bank Securities

Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-503-4611.

This term sheet is not required to, and does not, contain all information that is required to be included in the prospectus and the prospectus supplement for the offered certificates. The information in this term sheet is preliminary and is subject to completion or change.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet, the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

July 27, 2006

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Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

•	the related base prospectus, dated July 11, 2006, which provides general information, some of which may not apply to the offered certificates;
•

the term sheet supplement, dated July 17, 2006, which provides general information about series of certificates issued pursuant to the depositor’s QS program, some of which may not apply to the offered certificates; and

•

this term sheet, which describes terms applicable to the classes of offered certificates described herein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet provides a very general overview of certain terms of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet is preliminary, and is subject to completion or change. This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and

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that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Neither the issuing entity of the certificates or any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class. The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet, the term sheet supplement and the related base prospectus for the offered certificates in the context of your financial situation and tolerance for risk. You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled “Risk Factors” in the term sheet supplement.

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Class	Pass-Through Rate	Initial Certificate Principal Balance(1)	Initial Rating(2)	Designations
Offered Certificates
I-A-1	Floating(3)	$60,000,000(1)	AAA or Aaa	Super Senior/Floating Rate
I-A-2	Floating(4)	Notional(4)	AAA or Aaa	Senior/Interest Only/Inverse Floating Rate
I-A-3	6.00%	$86,000,000 (1)	AAA or Aaa	Senior/Fixed Rate
I-A-4	6.00%	$15,354,000(1)	AAA or Aaa	Super Senior/NAS/Fixed Rate
I-A-5	Floating(5)	$25,000,000(1)	AAA or Aaa	Senior/Floating Rate
I-A-6	Floating(6)	Notional(6)	AAA or Aaa	Senior/Interest Only/Inverse Floating Rate
I-A-7	6.00%	$10,755,650(1)	AAA or Aaa	Super Senior/Fixed Rate
I-A-8	Floating(7)	$50,000,000(1)	AAA or Aaa	Super Senior/Floating Rate
I-A-9	Floating(8)	Notional(8)	AAA or Aaa	Senior/Interest Only/Inverse Floating Rate
I-A-10	6.50%	$12,324,000(1)	AAA or Aaa	Super Senior/NAS/Fixed Rate
I-A-11	6.50%	$33,477,650(1)	AAA or Aaa	Senior/Fixed Rate
I-A-12	6.00%	$13,386,000(1)	AAA or Aaa	Senior/Fixed Rate
I-A-13	Floating(9)	$20,000,000(1)	AAA or Aaa	Senior/Floating Rate
I-A-14	Floating(10)	Notional(10)	AAA or Aaa	Senior/Interest Only/Inverse Floating Rate
I-A-15	7.00%	$38,581,700(1)	AAA or Aaa	Senior/Fixed Rate
I-A-16	Floating(11)	$27,500,000(1)	AAA or Aaa	Senior/Floating Rate
I-A-17	6.00%	$8,551,000(1)	AAA or Aaa	Senior Support/NAS/Fixed Rate
II-A-1	7.00%	$101,510,000(1)	AAA or Aaa	Senior/Fixed Rate
I-A-V(12)	Variable	Notional	AAA or Aaa	Senior/Interest Only/Variable Rate
I-A-P	0.00%	(13)	AAA or Aaa	Senior/ Principal Only
II-A-V(14)	Variable	Notional	AAA or Aaa	Senior/Interest Only/Variable Rate
II-A-P	0.00%	(15)	AAA or Aaa	Senior/
Principal Only
R-I	6.25%	$100	AAA or Aaa	Senior/Residual/
Fixed Rate
R-II	7.00%	$100	AAA or Aaa	Senior/Residual/
Fixed Rate
R-III	7.00%	$100	AAA or Aaa	Senior/Residual/
Fixed Rate
Non-Offered Certificates(16)
M and B(19)(20)	Variable(21)	$36,458,859(1)	(2)	Mezzanine/Subordinate/ Fixed Rate

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(1)	The initial Certificate Principal Balances presented in this term sheet are approximate and subject to a +/- 10% variance.

(2)

It is a condition to the issuance of the senior certificates that they be rated by at least two of the rating agencies. The rating agencies will include Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch Ratings Ltd. (“Fitch”) and/or Moody’s Investors Service, Inc. (“Moody’s”).

(3)

The Pass-Through Rate for the Class I-A-1 Certificates will be a floating rate based on One-Month LIBOR plus 0.40% subject a maximum rate equal to 6.00% per annum and a minimum rate of 0.40% per annum. The Class I-A-1 Certificates will also be entitled to receive certain cap payments as described under the Cap Contract section below.

(4)

The Class I-A-2 Certificates will be interest-only certificates and will bear interest on a notional balance which will be equal to the Certificate Principal Balance of the Class I-A-1 Certificates. The Pass-Through Rate for the Class I-A-2 Certificates will be a rate equal to 5.60% minus One-Month LIBOR subject to a maximum rate of 5.60% per annum and a minimum rate of 0.00% per annum.

(5)

The Pass-Through Rate for the Class I-A-5 Certificates will be a floating rate based on One-Month LIBOR plus 0.70% subject a maximum rate equal to 6.00% per annum and a minimum rate of 0.70% per annum. The Class I-A-5 Certificates will also be entitled to receive certain cap payments as described under the Cap Contract section below.

(6)

The Class I-A-6 Certificates will be interest-only certificates and will bear interest on a notional balance which will be equal to the Certificate Principal Balance of the Class I-A-5 Certificates. The Pass-Through Rate for the Class I-A-6 Certificates will be a rate equal to 5.30% minus One-Month LIBOR subject to a maximum rate of 5.30% per annum and a minimum rate of 0.00% per annum.

(7)

The Pass-Through Rate for the Class I-A-8 Certificates will be a floating rate based on One-Month LIBOR plus 0.65% subject a maximum rate equal to 6.50% per annum and a minimum rate of 0.65% per annum. The Class I-A-8 Certificates will also be entitled to receive certain cap payments as described under the Cap Contract section below.

(8)

The Class I-A-9 Certificates will be interest-only certificates and will bear interest on a notional balance which will be equal to the aggregate Certificate Principal Balance of the Class I-A-8 Certificates and Class I-A-16 Certificates. The Pass-Through Rate for the Class I-A-9 Certificates will be a rate equal to 5.85% minus One-Month LIBOR subject to a maximum rate of 5.85% per annum and a minimum rate of 0.00% per annum.

(9)

The Pass-Through Rate for the Class I-A-13 Certificates will be a floating rate based on One-Month LIBOR plus 0.70% subject a maximum rate equal to 6.00% per annum and a minimum rate of 0.70% per annum. The Class I-A-13 Certificates will also be entitled to receive certain cap payments as described under the Cap Contract section below.

(10)

The Class I-A-14 Certificates will be interest-only certificates and will bear interest on a notional balance which will be equal to the Certificate Principal Balance of the Class I-A-13 Certificates. The Pass-Through Rate for the Class I-A-14 Certificates will be a rate equal to 5.30% minus One-Month LIBOR subject to a maximum rate of 5.30% per annum and a minimum rate of 0.00% per annum.

(11)

The Pass-Through Rate for the Class I-A-16 Certificates will be a floating rate based on One-Month LIBOR plus 0.65% subject a maximum rate equal to 6.50% per annum and a minimum rate of 0.65% per annum. The Class I-A-16 Certificates will also be entitled to receive certain cap payments as described under the Cap Contract section below.

(12)	The methodology for determining the variable rate and the notional amount of the Class I-A-V Certificates is more fully described below.

(13)

The initial Certificate Principal Balance of the Class I-A-P Certificates will equal the sum of the related Discount Fraction of the stated principal balance of each Discount Mortgage Loan in Loan Group I, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

(14)	The methodology for determining the variable rate and the notional amount of the Class II-A-V Certificates is more fully described below.

(15)

The initial Certificate Principal Balance of the Class II-A-P Certificates will equal the sum of the related Discount Fraction of the stated principal balance of each Discount Mortgage Loan in Loan Group II, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

(16)	The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

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(17)

The Class M Certificates and Class B Certificates represent aggregate structuring bonds that may be divided to form one or more additional classes of certificates. The initial Certificate Principal Balances of the Class M Certificates and Class B Certificates will be determined based upon the final pool as of the Cut-off Date and additional rating agency analysis.

(18)

The pass-through rate on the Class M Certificates and Class B Certificates will be equal to the weighted average of (i) 6.25% per annum and (ii) 7.00% per annum, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each loan group the aggregate Certificate Principal Balance of the senior certificates related to that loan group.

Class I-A-V Certificates:

Variable Rate: Varies according to the weighted average of the excess of the Net Mortgage Rate on each mortgage loan in Loan Group I over the Loan Group I Discount Net Mortgage Rate described below.

The Class I-A-V Certificates do not have a Certificate Principal Balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans in Loan Group I.

Loan Group I Discount Net Mortgage Rate: 6.25% per annum.

Class II-A-V Certificates:

Variable Rate: Varies according to the weighted average of the excess of the Net Mortgage Rate on each mortgage loan in Loan Group II over the Loan Group II Discount Net Mortgage Rate described below.

The Class II-A-V Certificates do not have a Certificate Principal Balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans in Loan Group II.

Loan Group II Discount Net Mortgage Rate: 7.00% per annum.

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COLLATERAL STIPULATIONS – MORTGAGE POOL CHARACTERISTICS

	Loan Group I	Loan Group II
Mortgage Loan Type:	30-Year-Conventional Fixed Rate	30-Year-Conventional Fixed Rate
Aggregate Stated Principal Balance, excluding PO bond, (+/- 10%):	$427,000,000	$107,000,000
Gross Weighted Average Coupon (+/- 0.10):	7.18%	7.55%
Weighted Average Pass-Thru Rate:	6.25%	7.00%
Weighted Average Original Maturity (+/- 2 Month):	357 months	357 months
Weighted Average Loan-to-Value Ratio (+/- 5):	76%	76%
California Concentration Maximum:	45%	45%
Full/Alt documentation (+/- 10):	25%	25%
Limited documentation (+/- 10):	75%	75%
Rate/term refinance (+/- 15):	15%	15%
Cash out refinance (+/- 15):	25%	25%
Single Family Detached Maximum:	85%	85%
Condo/Coop (+/- 10):	8%	8%
Second/Vacation Home (+/- 10):	7%	7%
Investor property (+/- 10):	20%	20%
Weighted Average FICO (+/- 5):	713	713
Interest Only Mortgage Loans Maximum:	50%	50%
Average Mortgage Loan Balance Maximum:	$250,000	$250,000
Conforming Balance Minimum:	70%	70%
Prepayment Penalties Maximum:	15%	15%
Maximum Uninsured Mortgage Loans w/ LTV ratio in excess of 80%:	1%	1%

The percentages set forth in the table above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date. Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

A percentage expressed in parenthesis for a category in the tables above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loans included in the related loan group on the Closing Date. For example the Aggregate Stated Principal Balance of the mortgage loans included in loan group I on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

A number expressed in parenthesis for a category in the tables above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loans included in the related loan group on the Closing Date. For example, Full/Alt documentation loans in loan group I could vary from 15% to 35% of the aggregate principal balance of the actual mortgage loan pool included in loan group I on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

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CERTAIN TRANSACTION INFORMATION

Underwriter:

Deutsche Bank Securities Inc. will purchase the Class A Certificates (other than the Class A-V and Class A-P Certificates) and the Class R Certificates (other than a de minimis portion thereof) on the closing date, subject to the satisfaction of the conditions set forth in the underwriting agreement.

Cut-off Date:	July 1, 2006.

Closing Date:	On or about July 28, 2006.

Distribution Date:	25th of each month, or the next business day if such day is not a business day, commencing August 25, 2006.

Assumed Final
Distribution Dates:	The distribution date in July 2036. The actual final distribution date could be substantially earlier.

Form of certificates:	Book-entry: Class A, Class A-P and Class A-V Certificates. Physical: Class R Certificates
.
Minimum Denominations:

Class A Certificates, other than any class of Interest Only Certificates and Class A-P Certificates, in minimum denominations representing an original principal amount of $100,000 and integral multiples of $1 in excess thereof. Class A-V and any other class of Interest Only Certificates: $2,000,000 notional amount. Class R Certificates: 20% percentage interests.

Senior Certificates:	Class A, Class A-P, Class A-V and Class R Certificates.

Subordinate Certificates:	Class M Certificates and Class B Certificates. The Subordinate Certificates will provide credit enhancement to the Senior Certificates.

ERISA:

Subject to the considerations contained in the term sheet supplement, the Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts assets. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted in “ERISA Considerations” in the term sheet supplement.

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See “ERISA Considerations” in the term sheet supplement and in the related base prospectus.

SMMEA:

When issued the offered certificates rated in at least the second highest rating category by one of the rating agencies will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, and the remaining classes of certificates will not be “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in the term sheet supplement and “Legal Investment Matters” in the related base prospectus.

Tax Status:

For federal income tax purposes, the depositor will elect to treat the portion of the trust consisting of the related mortgage loans and certain other segregated assets as one or more real estate mortgage investment conduits. The offered certificates, other than the Class R Certificates, will represent ownership of regular interests in a real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates for any series will represent residual interests in a real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see “Material Federal Income Tax Consequences” in the term sheet supplement and in the related base prospectus.

Credit Enhancement

Credit enhancement for the Senior Certificates will be provided by the subordination of the Class M and Class B Certificates, as and to the extent described in the term sheet supplement. Most realized losses on the mortgage loans will be allocated to the Class B Certificates, beginning with the class of Class B Certificates with the lowest payment priority, and then the Class M Certificates, beginning with the class of Class M Certificates with the lowest payment priority, in each case until the certificate principal balance of that class of certificates has been reduced to zero. When losses are allocated to a class of certificates, the certificate

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principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero, losses on the mortgage loans in a loan group will be allocated among the related Senior Certificates in accordance with their respective remaining certificate principal balances or accrued interest, subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority described above. Losses due to natural disasters such as floods and earthquakes, fraud in the origination of a mortgage loan, or some losses related to the bankruptcy of a mortgagor related to the mortgage loans in a loan group will be allocated as described in the preceding paragraphs only up to specified amounts. Losses of these types on mortgage loans in a loan group in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates related to that loan group except as stated in the term sheet supplement. Therefore, the Subordinate Certificates do not act as credit enhancement for the Senior Certificates for these losses.

See “Description of the Certificates—Allocation of Losses; Subordination” in the term sheet supplement.

Advances

For any month, if the Master Servicer does not receive the full scheduled payment on a mortgage loan, the Master Servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the Master Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See “Description of the Certificates—Advances” in the term sheet supplement.

Optional Termination

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

•	purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or
•	purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest, as and to the extent described in the term sheet supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See “Pooling and Servicing Agreement—Termination” in the term sheet supplement and “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the related base prospectus.

Priority of Distributions Among Certificates

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General principles underlying priority of distributions among the offered certificates are set forth under “Description of the Certificates – Glossary of Terms,” “- Interest Distributions,” “-Principal Distributions on the Senior Certificates” and “-Principal Distributions on the Class M Certificates.”

Group I Available Distribution Amount

A.	Payments of interest, pro rata, to the related Senior Certificates then entitled to receive interest payments.
B.	The related Senior Principal Distribution Amount shall be distributed as follows:
1.	To the Class R-I Certificates until the Certificate Principal Balance has been reduced to zero;
2.	59.6230389345% in the following order of priority:
i.

To the Class I-A-4 and Class I-A-17 Certificates, pro rata, in an amount equal to the Class I-A-4/Class I-A-17 Lockout Amount (as defined below), until the Certificate Principal Balances thereof have been reduced to zero;

ii.	83.6652216884% in the following order of priority:
1.	First, payments of principal, to the Class I-A-1 Certificates up to an aggregate amount equal to $1,000 for each Distribution Date, until the Certificate Principal Balance has been reduced to zero;
2.	Second, payments of principal, to the Class I-A-3 and Class I-A-5 Certificates up to an aggregate amount equal to $844,925 for each Distribution Date as follows:
x.	to the Class I-A-3 Certificates up to an amount equal to $765,000 for each Distribution Date, until the Certificate Principal Balance is reduced to zero;
y.	to the Class I-A-5 Certificates until the Certificate Principal Balance has been reduced to zero;
z.	to the Class I-A-3 Certificates until the Certificate Principal Balance has been reduced to zero;
3.	Third, to the class I-A-1 Certificates until the Certificate Principal Balance has been reduced to zero;
4.	Fourth, to the Class I-A-5 and Class I-A-3 Certificates, in that order, until the Certificate Principal Balance has been reduced to zero;
iii.	16.3347783116% in the following order of priority:
1.	First, to the Class I-A-13 Certificates up to an aggregate amount equal to $1,000 until the Certificate Principal Balance has been reduced to zero;
2.	Second, to the Class I-A-12 Certificates up to an aggregate amount equal to $160,635 for each Distribution Date, until the Certificate Principal Balance has been reduced to zero;
3.	Third, to the Class I-A-13 Certificates until the Certificate Principal Balance has been reduced to zero;
4.	Fourth, to the Class I-A-12 Certificates until the Certificate Principal Balance has been reduced to zero;
iv.	To the Class I-A-7 Certificates until the Certificate Principal Balance has been reduced to zero;
v.	To the Class I-A-4 and Class I-A-17 Certificates, pro rata, without regard to the Class I-A-4/ Class I-A-17 Lockout Amount, until the Certificate Principal Balances thereof have been reduced to zero;
2.	30.7539096600% in the following order of priority:

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i.	To the Class I-A-10 Certificates in an amount equal to the Class I-A-10 Lockout Amount (as defined below), until the Certificate Principal Balance thereof has been reduced to zero;
ii.	To the Class I-A-8 and Class I-A-16 Certificates, pro rata, up to an aggregate amount equal to $1,000 for each Distribution Date, until the Certificate Principal Balances have been reduced to zero;
iii.	To the Class I-A-11 Certificates up to an amount equal to $401,650 for each Distribution Date, until the Certificate Principal Balance is reduced to zero;
iv.	To the Class I-A-8 and Class I-A-16 Certificates, pro rata, Certificates until the Certificate Principal Balances have been reduced to zero;
v.	To the Class I-A-11 Certificates until the Certificate Principal Balance has been reduced to zero;
vi.	To the Class I-A-10 Certificates, without regard to the Class I-A-10 Lockout Amount, until the Certificate Principal Balance has been reduced to zero;
3.	9.6230514055% to the Class I-A-15 Certificates until the Certificate Principal Balance has been reduced to zero;

Group II Available Distribution Amount

A.	Payments of interest, pro rata, to the related Senior Certificates then entitled to receive interest payments.
B.	The related Senior Principal Distribution Amount shall be distributed as follows:
1.	To the Class R-II and Class R-III Certificates, pro rata, until the Certificate Principal Balance of each class has been reduced to zero;
2.	The related Senior Principal Distribution Amount shall be distributed to the Class II-A-1 Certificates for each Distribution Date, until the Certificate Principal Balance is reduced to zero.

The Class I-A-4 and Class I-A-17 Lockout Amount with respect to any distribution date shall be an amount equal to the product of (i) the Lockout Percentage for that distribution date, (ii) a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class I-A-4 Certificates and Class I-A-17 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all classes of Certificates (other than the Class A-P Certificates) and (iii) any scheduled and unscheduled collections of principal payments with respect to the Mortgage Loans. The Lockout Percentage with respect to any distribution date occurring prior to the distribution date in August, 2011 shall be 0% and for any distribution date occurring after the first five years following the closing date, a percentage determined as follows: (a) for any distribution date during the sixth year after the closing date, 30%; (b) for any distribution date during the seventh year after the closing date, 40%; (c) for any distribution date during the eighth year after the closing date, 60%; (d) for any distribution date during the ninth year after the closing date, 80%; and (e) for any distribution date thereafter, 100%.

The Class I-A-10 Lockout Amount with respect to any distribution date shall be an amount equal to the product of (i) the Lockout Percentage for that distribution date, (ii) a fraction, the numerator of which is the Certificate Principal Balance of the Class I-A-10 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all classes of Certificates (other than the Class A-P Certificates) and (iii) any scheduled and unscheduled collections of principal payments with respect to the Mortgage Loans. The Lockout Percentage with respect to any distribution date occurring prior to the distribution date in August, 2011 shall be 0% and for any distribution date occurring after the first five years following the closing date, a percentage

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determined as follows: (a) for any distribution date during the sixth year after the closing date, 30%; (b) for any distribution date during the seventh year after the closing date, 40%; (c) for any distribution date during the eighth year after the closing date, 60%; (d) for any distribution date during the ninth year after the closing date, 80%; and (e) for any distribution date thereafter, 100%.

Allocation of Losses

Losses (i) related to loan group I will be allocated pro rata amongst the Class I-A Certificates, provided however, any losses otherwise allocable to the Class I-A-1, Class I-A-4, Class I-A-7, Class I-A-8 and Class I-A-10 Certificates will first be allocated to the Class I-A-17 Certificates until the principal balance of the Class I-A-17 Certificates has been reduced to zero and then, pro rata, to the Class I-A Certificates until the Certificate Principal Balance of each of the Class I-A Certificates has been reduced to zero and (ii) related to loan group II will be allocated to the Class II-A-1 Certificates until reduced to zero.

Cap Contracts

The Class I-A-1 Certificates will have the benefit of an interest rate cap contract. With respect to each distribution date beginning with the September 2006 distribution date to and including the June 2009 distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) 9.10% over (y) 5.60%, (ii) the lesser of (x) the Class I-A-1 Cap Contract Notional Balance as set forth in the attached Schedule A for such distribution date and (y) the Certificate Principal Balance of the Class I-A-1 Certificates immediately prior to that distribution date and (iii) a fraction (x) the numerator of which is 30 (provided that for the first calculation period, the term shall be the actual number of days from the closing date to but excluding the first distribution date) and (y) the denominator of which is 360.

The Class I-A-5 Certificates will have the benefit of an interest rate cap contract. With respect to each distribution date beginning with the September 2006 distribution date to and including the May 2011 distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) 8.80% over (y) 5.30%, (ii) the lesser of (x) the Class I-A-5 Cap Contract Notional Balance as set forth in the attached Schedule B for such distribution date and (y) the Certificate Principal Balance of the Class I-A-5 Certificates immediately prior to that distribution date and (iii) a fraction (x) the numerator of which is 30 (provided that for the first calculation period, the term shall be the actual number of days from the closing date to but excluding the first distribution date) and (y) the denominator of which is 360.

The Class I-A-13 Certificates will have the benefit of an interest rate cap contract. With respect to each distribution date beginning with the September 2006 distribution date to and including the July 2017 distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) 8.80% over (y) 5.30%, (ii) the lesser of (x) the Class I-A-13 Cap Contract Notional Balance as set forth in the attached Schedule C for such distribution date and (y) the Certificate Principal Balance of the Class I-A-13 Certificates immediately prior to that distribution date and (iii) a fraction(x) the numerator of which is 30 (provided that for the first calculation period, the term shall be the actual number of days from the closing date to but excluding the first distribution date) and (y) the denominator of which is 360.

The Class I-A-8 and Class I-A-16 Certificates will share the benefit of an interest rate cap contract allocated pro rata. With respect to each distribution date beginning with the September 2006 distribution date to and including the January 2015 distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and

13

(B) 8.85% over (y) 5.85%, (ii) the lesser of (x) the Class I-A-8/Class I-A-16 Cap Contract Notional Balance as set forth in the attached Schedule D for such distribution date and (y) the aggregate Certificate Principal Balance of the Class I-A-8 and Class I-A-16 Certificates immediately prior to that distribution date and (iii) a fraction (x) the numerator of which is 30 (provided that for the first calculation period, the term shall be the actual number of days from the closing date to but excluding the first distribution date) and (y) the denominator of which is 360.

Certain Yield and Prepayment Considerations

A description of certain yield and prepayment considerations applicable to the offered certificates, including certain special yield and prepayments considerations applicable to any class included in any applicable special categories and designations of the offered certificates, are set forth under “Certain Yield and Prepayment Considerations” in the term sheet supplement and “Yield Considerations” and “Maturity and Prepayment Considerations” in the related base prospectus.

Schedule A

Preliminary Class I-A-1 Cap Schedule*

Period	Distribution Date	Class I-A-1 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)	Period	Distribution Date	Class I-A-1 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
1	9/25/2006	59,193,483.40	5.6000	9.100	25	9/25/2008	14,524,993.08	5.6000	9.100
2	10/25/2006	58,214,825.91	5.6000	9.100	26	10/25/2008	12,885,955.48	5.6000	9.100
3	11/25/2006	57,066,809.32	5.6000	9.100	27	11/25/2008	11,288,514.49	5.6000	9.100
4	12/25/2006	55,752,600.43	5.6000	9.100	28	12/25/2008	9,731,981.35	5.6000	9.100
5	1/25/2007	54,275,795.31	5.6000	9.100	37	1/25/2009	8,215,678.65	5.6000	9.100
6	2/25/2007	52,640,411.88	5.6000	9.100	38	2/25/2009	6,738,940.18	5.6000	9.100
7	3/25/2007	50,850,880.66	5.6000	9.100	39	3/25/2009	5,301,110.76	5.6000	9.100
8	4/25/2007	48,912,033.69	5.6000	9.100	40	4/25/2009	3,901,546.01	5.6000	9.100
9	5/25/2007	46,829,091.67	5.6000	9.100	41	5/25/2009	2,539,612.22	5.6000	9.100
10	6/25/2007	44,607,649.31	5.6000	9.100	42	6/25/2009	1,214,686.13	5.6000	9.100
11	7/25/2007	42,253,658.97	5.6000	9.100
12	8/25/2007	39,953,100.08	5.6000	9.100
13	9/25/2007	37,705,088.39	5.6000	9.100
14	10/25/2007	35,508,754.27	5.6000	9.100
15	11/25/2007	33,363,242.45	5.6000	9.100
16	12/25/2007	31,267,711.75	5.6000	9.100
17	1/25/2008	29,221,334.92	5.6000	9.100
18	2/25/2008	27,223,298.34	5.6000	9.100
19	3/25/2008	25,272,801.85	5.6000	9.100
20	4/25/2008	23,369,058.49	5.6000	9.100
21	5/25/2008	21,511,294.30	5.6000	9.100
22	6/25/2008	19,698,748.10	5.6000	9.100
23	7/25/2008	17,930,671.30	5.6000	9.100
24	8/25/2008	16,206,327.65	5.6000	9.100

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

14

Schedule B

Preliminary Class I-A-5 Cap Schedule*

Period	Distribution Date	Class I-A-5 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)	Period	Distribution Date	Class I-A-5 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
1	9/25/2006	24,920,075.00	5.3000	8.800	25	9/25/2008	23,001,875.00	5.3000	8.800
2	10/25/2006	24,840,150.00	5.3000	8.800	26	10/25/2008	22,921,950.00	5.3000	8.800
3	11/25/2006	24,760,225.00	5.3000	8.800	27	11/25/2008	22,842,025.00	5.3000	8.800
4	12/25/2006	24,680,300.00	5.3000	8.800	28	12/25/2008	22,762,100.00	5.3000	8.800
5	1/25/2007	24,600,375.00	5.3000	8.800	29	1/25/2009	22,682,175.00	5.3000	8.800
6	2/25/2007	24,520,450.00	5.3000	8.800	30	2/25/2009	22,602,250.00	5.3000	8.800
7	3/25/2007	24,440,525.00	5.3000	8.800	31	3/25/2009	22,522,325.00	5.3000	8.800
8	4/25/2007	24,360,600.00	5.3000	8.800	32	4/25/2009	22,442,400.00	5.3000	8.800
9	5/25/2007	24,280,675.00	5.3000	8.800	33	5/25/2009	22,362,475.00	5.3000	8.800
10	6/25/2007	24,200,750.00	5.3000	8.800	34	6/25/2009	22,282,550.00	5.3000	8.800
11	7/25/2007	24,120,825.00	5.3000	8.800	35	7/25/2009	22,128,779.81	5.3000	8.800
12	8/25/2007	24,040,900.00	5.3000	8.800	36	8/25/2009	20,796,115.43	5.3000	8.800
13	9/25/2007	23,960,975.00	5.3000	8.800	37	9/25/2009	19,498,650.16	5.3000	8.800
14	10/25/2007	23,881,050.00	5.3000	8.800	38	10/25/2009	18,235,800.93	5.3000	8.800
15	11/25/2007	23,801,125.00	5.3000	8.800	39	11/25/2009	17,006,994.34	5.3000	8.800
16	12/25/2007	23,721,200.00	5.3000	8.800	40	12/25/2009	15,811,666.45	5.3000	8.800
17	1/25/2008	23,641,275.00	5.3000	8.800	41	1/25/2010	14,649,262.67	5.3000	8.800
18	2/25/2008	23,561,350.00	5.3000	8.800	42	2/25/2010	13,519,237.55	5.3000	8.800
19	3/25/2008	23,481,425.00	5.3000	8.800	43	3/25/2010	12,421,054.68	5.3000	8.800
20	4/25/2008	23,401,500.00	5.3000	8.800	44	4/25/2010	11,354,186.50	5.3000	8.800
21	5/25/2008	23,321,575.00	5.3000	8.800	45	5/25/2010	10,318,114.20	5.3000	8.800
22	6/25/2008	23,241,650.00	5.3000	8.800	46	6/25/2010	9,312,327.54	5.3000	8.800
23	7/25/2008	23,161,725.00	5.3000	8.800	47	7/25/2010	8,336,324.70	5.3000	8.800
24	8/25/2008	23,081,800.00	5.3000	8.800	48	8/25/2010	7,389,612.20	5.3000	8.800

*Continued on next page

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

15

Schedule B

Preliminary Class I-A-5 Cap Schedule*

Period	Distribution Date	Class I-A-5 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
49	9/25/2010	6,471,704.68	5.3000	8.800
50	10/25/2010	5,582,124.84	5.3000	8.800
51	11/25/2010	4,720,403.26	5.3000	8.800
52	12/25/2010	3,886,078.30	5.3000	8.800
53	1/25/2011	3,078,695.95	5.3000	8.800
54	2/25/2011	2,297,809.70	5.3000	8.800
55	3/25/2011	1,542,980.46	5.3000	8.800
56	4/25/2011	813,776.38	5.3000	8.800
57	5/25/2011	109,772.77	5.3000	8.800

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

16

Schedule C

Preliminary Class I-A-13 Cap Schedule*

Period	Distribution Date	Class I-A-13 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)	Period	Distribution Date	Class I-A-13 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
1	9/25/2006	19,838,207.93	5.3000	8.800	25	9/25/2008	11,013,271.30	5.3000	8.800
2	10/25/2006	19,642,807.11	5.3000	8.800	26	10/25/2008	10,688,938.02	5.3000	8.800
3	11/25/2006	19,414,340.66	5.3000	8.800	27	11/25/2008	10,372,726.06	5.3000	8.800
4	12/25/2006	19,153,426.86	5.3000	8.800	28	12/25/2008	10,064,500.93	5.3000	8.800
5	1/25/2007	18,860,767.82	5.3000	8.800	29	1/25/2009	9,764,130.39	5.3000	8.800
6	2/25/2007	18,537,147.98	5.3000	8.800	30	2/25/2009	9,471,484.36	5.3000	8.800
7	3/25/2007	18,183,432.36	5.3000	8.800	31	3/25/2009	9,186,434.92	5.3000	8.800
8	4/25/2007	17,800,564.38	5.3000	8.800	32	4/25/2009	8,908,856.27	5.3000	8.800
9	5/25/2007	17,389,563.30	5.3000	8.800	33	5/25/2009	8,638,624.67	5.3000	8.800
10	6/25/2007	16,951,521.46	5.3000	8.800	34	6/25/2009	8,375,618.45	5.3000	8.800
11	7/25/2007	16,487,600.98	5.3000	8.800	35	7/25/2009	8,119,717.94	5.3000	8.800
12	8/25/2007	16,034,112.44	5.3000	8.800	36	8/25/2009	7,870,805.44	5.3000	8.800
13	9/25/2007	15,590,883.20	5.3000	8.800	37	9/25/2009	7,628,765.20	5.3000	8.800
14	10/25/2007	15,157,743.48	5.3000	8.800	38	10/25/2009	7,393,483.39	5.3000	8.800
15	11/25/2007	14,734,526.30	5.3000	8.800	39	11/25/2009	7,164,848.06	5.3000	8.800
16	12/25/2007	14,321,067.41	5.3000	8.800	40	12/25/2009	6,942,749.10	5.3000	8.800
17	1/25/2008	13,917,205.32	5.3000	8.800	41	1/25/2010	6,727,078.24	5.3000	8.800
18	2/25/2008	13,522,781.17	5.3000	8.800	42	2/25/2010	6,517,728.98	5.3000	8.800
19	3/25/2008	13,137,638.73	5.3000	8.800	43	3/25/2010	6,314,596.59	5.3000	8.800
20	4/25/2008	12,761,624.36	5.3000	8.800	44	4/25/2010	6,117,578.07	5.3000	8.800
21	5/25/2008	12,394,586.96	5.3000	8.800	45	5/25/2010	5,926,572.14	5.3000	8.800
22	6/25/2008	12,036,377.90	5.3000	8.800	46	6/25/2010	5,741,479.16	5.3000	8.800
23	7/25/2008	11,686,851.04	5.3000	8.800	47	7/25/2010	5,562,201.18	5.3000	8.800
24	8/25/2008	11,345,862.63	5.3000	8.800	48	8/25/2010	5,388,641.83	5.3000	8.800

*Continued on next page

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

17

Schedule C

Preliminary Class I-A-13 Cap Schedule*

Period	Distribution Date	Class I-A-13 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)	Period	Distribution Date	Class I-A-13 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
49	9/25/2010	5,220,706.36	5.3000	8.800	73	9/25/2012	3,087,210.96	5.3000	8.800
50	10/25/2010	5,058,301.58	5.3000	8.800	74	10/25/2012	3,074,702.22	5.3000	8.800
51	11/25/2010	4,901,335.84	5.3000	8.800	75	11/25/2012	3,065,541.13	5.3000	8.800
52	12/25/2010	4,749,719.01	5.3000	8.800	76	12/25/2012	3,059,669.11	5.3000	8.800
53	1/25/2011	4,603,362.44	5.3000	8.800	77	1/25/2013	3,057,028.57	5.3000	8.800
54	2/25/2011	4,462,178.98	5.3000	8.800	78	2/25/2013	3,056,028.57	5.3000	8.800
55	3/25/2011	4,326,082.87	5.3000	8.800	79	3/25/2013	3,055,028.57	5.3000	8.800
56	4/25/2011	4,194,989.82	5.3000	8.800	80	4/25/2013	3,054,028.57	5.3000	8.800
57	5/25/2011	4,068,816.89	5.3000	8.800	81	5/25/2013	3,053,028.57	5.3000	8.800
58	6/25/2011	3,947,482.56	5.3000	8.800	82	6/25/2013	3,052,028.57	5.3000	8.800
59	7/25/2011	3,830,906.62	5.3000	8.800	83	7/25/2013	3,051,028.57	5.3000	8.800
60	8/25/2011	3,718,968.54	5.3000	8.800	84	8/25/2013	3,017,048.24	5.3000	8.800
61	9/25/2011	3,645,047.36	5.3000	8.800	85	9/25/2013	2,896,952.44	5.3000	8.800
62	10/25/2011	3,575,473.95	5.3000	8.800	86	10/25/2013	2,779,279.88	5.3000	8.800
63	11/25/2011	3,510,174.05	5.3000	8.800	87	11/25/2013	2,663,986.17	5.3000	8.800
64	12/25/2011	3,449,074.63	5.3000	8.800	88	12/25/2013	2,551,027.69	5.3000	8.800
65	1/25/2012	3,392,103.90	5.3000	8.800	89	1/25/2014	2,440,361.58	5.3000	8.800
66	2/25/2012	3,339,191.25	5.3000	8.800	90	2/25/2014	2,331,945.73	5.3000	8.800
67	3/25/2012	3,290,267.25	5.3000	8.800	91	3/25/2014	2,225,738.76	5.3000	8.800
68	4/25/2012	3,245,263.62	5.3000	8.800	92	4/25/2014	2,121,700.03	5.3000	8.800
69	5/25/2012	3,204,113.24	5.3000	8.800	93	5/25/2014	2,019,789.60	5.3000	8.800
70	6/25/2012	3,166,750.09	5.3000	8.800	94	6/25/2014	1,919,968.22	5.3000	8.800
71	7/25/2012	3,133,109.27	5.3000	8.800	95	7/25/2014	1,822,197.35	5.3000	8.800
72	8/25/2012	3,103,126.96	5.3000	8.800	96	8/25/2014	1,726,439.11	5.3000	8.800

*Continued on next page

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

18

Schedule C

Preliminary Class I-A-13 Cap Schedule*

Period	Distribution Date	Class I-A-13 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)	Period	Distribution Date	Class I-A-13 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
97	9/25/2014	1,649,708.72	5.3000	8.800	121	9/25/2016	358,948.37	5.3000	8.800
98	10/25/2014	1,574,507.96	5.3000	8.800	122	10/25/2016	320,297.33	5.3000	8.800
99	11/25/2014	1,500,808.14	5.3000	8.800	123	11/25/2016	282,321.67	5.3000	8.800
100	12/25/2014	1,428,581.07	5.3000	8.800	124	12/25/2016	245,009.89	5.3000	8.800
101	1/25/2015	1,357,799.11	5.3000	8.800	125	1/25/2017	208,350.67	5.3000	8.800
102	2/25/2015	1,288,435.09	5.3000	8.800	126	2/25/2017	172,332.88	5.3000	8.800
103	3/25/2015	1,220,462.33	5.3000	8.800	127	3/25/2017	136,945.57	5.3000	8.800
104	4/25/2015	1,153,854.65	5.3000	8.800	128	4/25/2017	102,178.00	5.3000	8.800
105	5/25/2015	1,088,586.33	5.3000	8.800	129	5/25/2017	68,019.57	5.3000	8.800
106	6/25/2015	1,024,632.12	5.3000	8.800	130	6/25/2017	34,459.89	5.3000	8.800
107	7/25/2015	961,967.22	5.3000	8.800	131	7/25/2017	1,488.74	5.3000	8.800
108	8/25/2015	900,567.29	5.3000	8.800
109	9/25/2015	854,874.47	5.3000	8.800
110	10/25/2015	809,953.19	5.3000	8.800
111	11/25/2015	765,790.56	5.3000	8.800
112	12/25/2015	722,373.92	5.3000	8.800
113	1/25/2016	679,690.79	5.3000	8.800
114	2/25/2016	637,728.93	5.3000	8.800
115	3/25/2016	596,476.28	5.3000	8.800
116	4/25/2016	555,920.99	5.3000	8.800
117	5/25/2016	516,051.40	5.3000	8.800
118	6/25/2016	476,856.05	5.3000	8.800
119	7/25/2016	438,323.67	5.3000	8.800
120	8/25/2016	398,286.52	5.3000	8.800

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

19

Schedule D

Preliminary Class I-A-8 & Class I-A-16 Cap Schedule*

Period	Distribution Date	Class I-A-8 and Class I-A-16 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)	Period	Distribution Date	Class I-A-8 and Class I-A-16 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
1	9/25/2006	76,542,045.07	5.8500	8.850	25	9/25/2008	34,821,253.67	5.8500	8.850
2	10/25/2006	75,441,945.23	5.8500	8.850	26	10/25/2008	33,395,194.45	5.8500	8.850
3	11/25/2006	74,202,718.74	5.8500	8.850	27	11/25/2008	32,011,179.56	5.8500	8.850
4	12/25/2006	72,827,841.20	5.8500	8.850	28	12/25/2008	30,668,248.98	5.8500	8.850
5	1/25/2007	71,321,268.46	5.8500	8.850	29	1/25/2009	29,365,464.58	5.8500	8.850
6	2/25/2007	69,687,425.96	5.8500	8.850	30	2/25/2009	28,101,909.64	5.8500	8.850
7	3/25/2007	67,931,195.33	5.8500	8.850	31	3/25/2009	26,876,688.27	5.8500	8.850
8	4/25/2007	66,057,898.14	5.8500	8.850	32	4/25/2009	25,688,925.05	5.8500	8.850
9	5/25/2007	64,073,276.99	5.8500	8.850	33	5/25/2009	24,537,764.50	5.8500	8.850
10	6/25/2007	61,983,473.94	5.8500	8.850	34	6/25/2009	23,422,370.65	5.8500	8.850
11	7/25/2007	59,795,006.27	5.8500	8.850	35	7/25/2009	22,341,926.56	5.8500	8.850
12	8/25/2007	57,665,984.68	5.8500	8.850	36	8/25/2009	21,295,633.96	5.8500	8.850
13	9/25/2007	55,595,052.72	5.8500	8.850	37	9/25/2009	20,282,712.75	5.8500	8.850
14	10/25/2007	53,580,884.87	5.8500	8.850	38	10/25/2009	19,302,400.63	5.8500	8.850
15	11/25/2007	51,622,185.75	5.8500	8.850	39	11/25/2009	18,353,952.68	5.8500	8.850
16	12/25/2007	49,717,689.53	5.8500	8.850	40	12/25/2009	17,436,640.96	5.8500	8.850
17	1/25/2008	47,866,159.16	5.8500	8.850	41	1/25/2010	16,549,754.15	5.8500	8.850
18	2/25/2008	46,066,385.81	5.8500	8.850	42	2/25/2010	15,692,597.12	5.8500	8.850
19	3/25/2008	44,317,188.18	5.8500	8.850	43	3/25/2010	14,864,490.64	5.8500	8.850
20	4/25/2008	42,617,411.85	5.8500	8.850	44	4/25/2010	14,064,770.93	5.8500	8.850
21	5/25/2008	40,965,928.72	5.8500	8.850	45	5/25/2010	13,292,789.38	5.8500	8.850
22	6/25/2008	39,361,636.42	5.8500	8.850	46	6/25/2010	12,547,912.18	5.8500	8.850
23	7/25/2008	37,803,457.63	5.8500	8.850	47	7/25/2010	11,829,519.95	5.8500	8.850
24	8/25/2008	36,290,339.63	5.8500	8.850	48	8/25/2010	11,137,007.47	5.8500	8.850

*Continued on next page

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

20

Schedule D

Preliminary Class I-A-8 & Class I-A-16 Cap Schedule*

Period	Distribution Date	Class I-A-8 and Class I-A-16 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)	Period	Distribution Date	Class I-A-8 and Class I-A-16 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
49	9/25/2010	10,469,783.31	5.8500	8.850	73	9/25/2012	2,562,865.26	5.8500	8.850
50	10/25/2010	9,827,269.54	5.8500	8.850	74	10/25/2012	2,545,260.78	5.8500	8.850
51	11/25/2010	9,208,901.45	5.8500	8.850	75	11/25/2012	2,539,831.25	5.8500	8.850
52	12/25/2010	8,614,127.15	5.8500	8.850	76	12/25/2012	2,538,831.24	5.8500	8.850
53	1/25/2011	8,042,407.42	5.8500	8.850	77	1/25/2013	2,537,831.25	5.8500	8.850
54	2/25/2011	7,493,215.30	5.8500	8.850	78	2/25/2013	2,536,831.25	5.8500	8.850
55	3/25/2011	6,966,035.87	5.8500	8.850	79	3/25/2013	2,535,831.25	5.8500	8.850
56	4/25/2011	6,460,365.98	5.8500	8.850	80	4/25/2013	2,534,831.25	5.8500	8.850
57	5/25/2011	5,975,713.93	5.8500	8.850	81	5/25/2013	2,533,831.25	5.8500	8.850
58	6/25/2011	5,511,599.29	5.8500	8.850	82	6/25/2013	2,532,831.25	5.8500	8.850
59	7/25/2011	5,067,552.56	5.8500	8.850	83	7/25/2013	2,531,831.25	5.8500	8.850
60	8/25/2011	4,643,031.38	5.8500	8.850	84	8/25/2013	2,530,831.24	5.8500	8.850
61	9/25/2011	4,382,311.25	5.8500	8.850	85	9/25/2013	2,501,616.33	5.8500	8.850
62	10/25/2011	4,139,267.36	5.8500	8.850	86	10/25/2013	2,287,291.34	5.8500	8.850
63	11/25/2011	3,913,478.27	5.8500	8.850	87	11/25/2013	2,080,126.89	5.8500	8.850
64	12/25/2011	3,704,532.30	5.8500	8.850	88	12/25/2013	1,879,928.00	5.8500	8.850
65	1/25/2012	3,512,027.26	5.8500	8.850	89	1/25/2014	1,686,504.56	5.8500	8.850
66	2/25/2012	3,335,570.27	5.8500	8.850	90	2/25/2014	1,499,671.21	5.8500	8.850
67	3/25/2012	3,174,777.53	5.8500	8.850	91	3/25/2014	1,319,247.24	5.8500	8.850
68	4/25/2012	3,029,274.11	5.8500	8.850	92	4/25/2014	1,145,056.49	5.8500	8.850
69	5/25/2012	2,898,693.72	5.8500	8.850	93	5/25/2014	976,927.20	5.8500	8.850
70	6/25/2012	2,782,678.59	5.8500	8.850	94	6/25/2014	814,691.95	5.8500	8.850
71	7/25/2012	2,680,879.20	5.8500	8.850	95	7/25/2014	658,187.52	5.8500	8.850
72	8/25/2012	2,592,954.13	5.8500	8.850	96	8/25/2014	507,254.81	5.8500	8.850

*Continued on next page

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

21

Schedule D

Preliminary Class I-A-8 & Class I-A-16 Cap Schedule*

Period	Distribution Date	Class I-A-8 and Class I-A-16 Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
97	9/25/2014	428,578.04	5.8500	8.850
98	10/25/2014	352,978.93	5.8500	8.850
99	11/25/2014	280,363.44	5.8500	8.850
100	12/25/2014	210,640.15	5.8500	8.850
101	1/25/2015	143,720.14	5.8500	8.850

* The Preliminary Cap Schedule is preliminary and subject to change.

* All notional amounts are subject to a variance of +/- 10%.

* Preliminary Cap Schedule is based on the collateral stipulations described herein and any other preliminary pool information provided and WAC amounts at the pricing speed. The Final Cap Schedule will be based on the final mortgage pool and WAC amounts at the pricing speed.

22